UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.                 )

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XBiotech Inc.

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 20, 2016

Dear Stockholder:

You are cordially invited to attend the 2016 Annual Meeting of Stockholders of XBiotech Inc., a British Colombia corporation (the “Company”). The meeting will be held on Monday, June 20, 2016 at 10:00 a.m. local time at the Company’s principal executive offices located at 8201 E. Riverside Dr. Bldg. 4, Ste. 100 Austin, TX 78744 for the following purposes:

1.	To elect the four nominees for director named herein to serve until the next annual meeting and their successors are duly elected and qualified.

2.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending 2016.

3.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this notice.

The record date for the annual meeting is April 21, 2016. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on June 20, 2016 at 10:00 a.m. local time at the Company’s offices located at 8201 E. Riverside Dr. Bldg. 4, Ste. 100 Austin, TX 78744:

The proxy statement and annual report to stockholders are available at www.proxydocs.com/xbit.

By Order of the Board of Directors

John Simard
President, CEO and Chairman

Austin, Texas

April 29, 2016

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy mailed to you or vote by telephone or through the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

Table of Contents

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING	1
PROPOSAL 1	6
ELECTION OF DIRECTORS	6
Nominees	6
PROPOSAL 2	13
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	13
EXECUTIVE OFFICERS	14
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	15
EXECUTIVE COMPENSATION	16
Processes and Procedures for Compensation Decisions	16
Summary Compensation Table for Fiscal Years 2015 and 2014	17
Outstanding Equity Awards at Fiscal Year End	17
Equity Compensation Plans and Other Benefits Plans	20
Equity Compensation Plan Information	24
DIRECTOR COMPENSATION	24
Director Compensation for Fiscal Year 2015	25

PROXY STATEMENT

FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

To be held on June 20, 2016

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet, rather than a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (a “Notice”) because the Board of Directors (sometimes referred to as the “Board”) of XBiotech Inc. (sometimes referred to as “we,” “us,” the “Company” or “XBiotech”) is soliciting your proxy to vote at our 2016 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

The Notice was first mailed to our stockholders of record entitled to vote at the annual meeting on April 29, 2016.

How do I attend the annual meeting?

The meeting will be held on Monday, June 20, 2016 at 10:00 a.m. local time at 8201 E. Riverside Dr. Bldg. 4, Ste. 100 Austin, TX 78744. Directions to the annual meeting may be found at www.xbiotech.com. Information on how to vote in person at the annual meeting is discussed below.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 21, 2016 will be entitled to vote at the annual meeting. On this record date, there were 32,348,663 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 21, 2016 your shares were registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 21, 2016 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and received a Notice from that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are two matters scheduled for a vote:

•	Election of the four nominees for director named herein; and

•	Ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending 2016.

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What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For Proposal 2, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting, by proxy over the telephone, by proxy through the internet, or by proxy using a proxy card that you may request. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote using a proxy card that may be delivered to you at a later time, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.
•	To vote over the telephone, dial toll-free 1-866-243-5061 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your vote must be received by 11:59 p.m. Eastern Time on June 19, 2016 to be counted.
•	To vote through the internet, go to www.proxypush.com/xbit to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your vote must be received by 11:59 p.m. Eastern Time on June 19, 2016 to be counted.
•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from XBiotech. Simply follow the instructions in the Notice to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 21, 2016.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing a proxy card, or by telephone, through the internet, or in person at the annual meeting, your shares will not be voted.

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Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal is considered to be a routine matter under applicable rules. Brokers and nominees can use their discretion to vote uninstructed shares with respect to matters that are considered to be routine under applicable rules, but not with respect to non-routine matters. Under applicable rules and interpretations, non-routine matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Routine matters, on which a broker or other nominee is generally empowered to vote, include ratification of the appointment of an independent registered public accounting firm. Accordingly, your broker or nominee may not vote your shares on Proposal 1, without your instructions, but may vote your shares on Proposal 2.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all four nominees for director and “For” ratification of the selection by the Audit Committee of the Board of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending 2016. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

The Company anticipates first mailing definitive copies of this proxy statement on or about April 29, 2016. XBiotech Inc. is asking for your proxy and will pay all of the costs associated with asking for stockholders’ proxies for the 2016 Annual Meeting. In addition to the use of the mail, proxies may be solicited by the Directors, officers and employees of XBiotech Inc. by personal interview, telephone or otherwise. Directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses in connection with solicitation. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to Street Name Holders, and XBiotech Inc. will reimburse custodians, nominees and fiduciaries for reasonable out-of-pocket expenses in connection with the forwarding of solicitation material.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the proxy cards in the proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting.

Stockholder of Record: Shares Registered in Your Name

If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit a properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or through the internet
•	You may send a timely written notice that you are revoking your proxy to XBiotech’s Secretary at 8201 E. Riverside Dr. Bldg. 4, Ste. 100 Austin, TX 78744.
•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank in order to change your vote.

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When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in the Company’s proxy materials for next year’s annual meeting of stockholders, your proposal must be submitted in writing by March 20, 2017, to the attention of the Secretary of XBiotech Inc. at 8201 E. Riverside Dr. Bldg. 4, Ste. 100 Austin, TX 78744. If you wish to submit a director nomination at the meeting notice to us must be made not less than 30 or more than 65 days prior to the date of the annual meeting; provided, however, that if the annual meeting is to be held on a date that is less than 50 days after the date on which the first public announcement of the date of the annual meeting was made, notice may be made not later than the close of business on the 10th day following such public announcement. You are also advised to review the Company’s Articles, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and, for the proposal to ratify the Audit Committee’s selection of Ernst & Young LLP as our independent public accounting firm, votes “For” and “Against,” abstentions and broker non-votes. Abstentions will be counted towards the vote total for Proposal 2 and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be non-routine under applicable rules, the broker or nominee may not vote the shares. These unvoted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?

•	For Proposal 1, the election of directors, the four nominees receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” or “Withheld” will affect the outcome.
•	To be approved, Proposal 2 ratifying the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending 2016 must receive “For” votes from the holders of a majority of shares present and entitled to vote either in person or represented by proxy. If you mark your proxy to “Abstain” from voting, it will have the same effect as an “Against” vote.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least one-third of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 32,348,663 shares outstanding and entitled to vote. Thus, the holders of 10,782,888 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

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What proxy materials are available on the internet?

The proxy statement, Form 10-K and annual report to stockholders are available at www.proxydocs.com/xbit.

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PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of four directors. There are four nominees for director this year, consisting of our incumbent directors. Proxies may not be voted for a greater number of persons than the number of nominees named in this proxy statement. Each director to be elected and qualified will hold office until the next annual meeting of stockholders and until his or her successor is elected, or, if sooner, until the director’s death, resignation or removal. All of the nominees listed below are currently directors of the Company. Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The four nominees receiving the highest number of affirmative votes will be elected. It is the Company’s policy to invite nominees for directors to attend the annual meeting. None of our current directors attended our 2014 Annual General Meeting (as a private Company).

Nominees

The Nominating and Corporate Governance Committee seeks to assemble a Board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. To that end, the Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating and Corporate Governance Committee views as critical to effective functioning of the Board. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Nominating and Corporate Governance Committee to conclude that the person should serve as a director as of the date of this proxy statement. However, each of the members of the Nominating and Corporate Governance Committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee or director for the Board, and these views may differ from the views of other members.

Name	Age	Position Held With the Company
John Simard	54	Founder, President, Chief Executive Officer & Chairman
Dr. Fabrizio Bonanni	69	Director
W. Thorpe McKenzie	68	Director
Dr. Daniel Vasella	62	Director

John Simard Chairman of the Board, founded XBiotech Inc. in 2005 and has served as its President and Chief Executive Officer since that time. Prior to XBiotech, he was founder and Chief Executive Officer of CTL ImmunoTherapies Corp., a developer of therapeutic vaccines to treat cancer and chronic infectious disease; he also founded of AlleCure Corp., of Valencia, California, a developer of allergy treatments and immune modulating therapies. In 2001, AlleCure and CTL ImmunoTherapies merged to form MannKind Corp., where Mr. Simard served as Corporate Vice President and board member. Mr. Simard holds a degree in Biochemistry from the University of Saskatchewan and attended graduate studies in Medical Biophysics/Immunology at the University of Toronto. He has over 140 issued and pending patents related to cancer therapy, therapeutic vaccines and therapeutic antibodies, as well as substantial peer-reviewed scientific publications and the textbook “Immune Response Genes.”

Our board of directors believes that Mr. Simard’s qualifications to serve as a director include his extensive executive leadership experience, his role as founder of the company, his many years of service on our board of directors and as our Chief Executive Officer, and extensive knowledge of our company and industry.

Fabrizio Bonanni, Dr. Chem. has served on our Board of Directors since August 2013. From April 1999 until his retirement in January 2013, Dr. Bonanni was a member of the senior leadership team of Amgen Inc.. In one capacity or another, Dr. Bonanni was the senior operating officer responsible for Amgen Inc.’s biological drug production. His titles included Executive Vice President (August 2012-January 2013), Executive Vice President, Operations (July 2007-August 2012), Senior Vice President, Manufacturing (March 2003-July 2007), and Senior Vice President, Quality and Compliance (April 1999-March 2003). Earlier, Dr. Bonanni held various management positions at Baxter International, Inc. from January 1974 to April 1999, including positions as Corporate Vice President, Regulatory and Clinical Affairs and Corporate Vice President, Quality Systems. Dr. Bonanni currently serves on the boards of the Stevanato Group and Menarini Biotech. At the Stevanato Group, Dr. Bonanni is also the Chair of the Internal Audit Committee. He is also a member of the Board of Advisors of InCube Labs and serves as a Senior Advisor to Kite Pharma.

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Dr. Bonnani was selected to serve on our board of directors based on his extensive experience with biopharmaceutical companies and their operations. His extensive financial background qualifies him to serve as Chairman of our Audit Committee and an “audit committee financial expert.”

W. Thorpe McKenzie has served on our Board of Directors since February 2009. Mr. McKenzie served as Managing Director of Pointer Management Company, Chattanooga, Tennessee, since its inception in July 1990 until December 31, 2015, and as of January 1, 2016, serves as Senior Advisor. Mr. McKenzie co-founded Pointer Management Company in July 1990 to invest in hedge funds and similar types of partnerships utilizing a fund of funds approach. From August 1982 until June 1990, he was a private investor in New York City, and a director of several public and private companies. From May 1980 until July 1982, he was founding general partner at TIGER, a global hedge fund. From May 1971 until January 1980, he was a Vice President of Kidder, Peabody & Co., Inc. in New York. Mr. McKenzie is a graduate of the University of North Carolina in Chapel Hill, and the Wharton Graduate division of the University of Pennsylvania in Philadelphia.

Mr. McKenzie was selected to serve on our board of directors based on his experience with corporate financings and his role as an investor in XBiotech.

Daniel Vasella, M.D. has served on our Board of Directors since November 2014. Since February 2013, Dr. Vasella has served as the Honorary Chairman and Former Chairman and Chief Executive Officer, Novartis AG, a company that engages in the research, development, manufacture and marketing of health care products worldwide. Dr. Vasella served as Chairman of Novartis from 1999 to February 2013 and as Chief Executive Officer from 1996 to January 2010. From 1992 to 1996, Dr. Vasella held the positions of Chief Executive Officer, Chief Operating Officer, Senior Vice President and Head of Worldwide Development and Head of Corporate Marketing at Sandoz Pharma Ltd. Dr. Vasella is a director of American Express, Inc., PepsiCo, Inc., a member of the International Business Leaders Advisory Council for the Mayor of Shanghai, a foreign honorary member of the Academy of Arts and Sciences, a trustee of the Carnegie Endowment for International Peace and a member of several industry associations and educational institutions.

Dr. Vasella was selected to serve on our board of directors based on his extensive senior management, operating and leadership experience through his business career at Novartis and elsewhere. Dr. Vasella brings to the board his core business and leadership skills, his global marketing experience, and his experience leading a highly regulated, global business in rapidly changing markets, as well as his public company director experience.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE FOR EACH NAMED NOMINEE

Independence of the Board of Directors

As required under the NASDAQ Stock Market (“NASDAQ”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following three directors are independent directors within the meaning of the applicable NASDAQ listing standards: Dr. Fabrizio Bonanni, W. Thorpe McKenzie and Dr. Daniel Vasella. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company.

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Board Leadership Structure

Our Board of Directors is currently chaired by John Simard, our Chief Executive Officer. We currently do not have an independent lead director. Our Board of Directors believes that, given the perspective, experience, and expertise that Mr. Simard brings as the founder of the Company, he is the most equipped individual to serve as both CEO and Chairman of the Board and his service in these capacities is appropriate and in the best interests of our board of directors, our company and our stockholders. Dr. Fabrizio Bonanni serves on our board of directors, is chairman of the audit committee and a member of the compensation committee and nominating and corporate governance committee. Mr. W. Thorpe McKenzie serves on our board of directors, is chairman of the corporate governance and nominating committee and member of the audit committee. Dr. Daniel Vasella serves on our board of directors, is chairman of the compensation committee and a member of the audit committee.

Role of the Board in Risk Oversight

One of the key functions of our Board of Directors is informed oversight of our risk management process. The Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various standing committees of our Board of Directors that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, and our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance practices, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Meetings of the Board of Directors

The Board of Directors met four times during the last fiscal year and one time in executive session. All directors who served in 2015 attended 100% of the aggregate number of meetings of the Board and of the committees on which they served, held during the portion of the last fiscal year for which they were directors or committee members, respectively.

Information Regarding Committees of the Board of Directors

The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for the year ended December 31, 2015 for each of the Board committees:

Nominating and Corporate
Name	Audit	Compensation	Governance
Dr. Fabrizio Bonanni	X*	X	X
W. Thorpe McKenzie	X		X*
Dr. Daniel Vasella	X*	X*
Total meetings in 2015	3	2	0[1]

* Committee Chairperson

1 The nominating and corporate governance committee met twice in the first quarter of 2016.

Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. Our Board of Directors has determined that each member of each committee meets the applicable NASDAQ rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

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Audit Committee

The Audit Committee of our Board of Directors was established by our Board of Directors in February 2015 in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, our Audit Committee performs several functions. Our Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company’s audit engagement team as required by law; reviews and approves or rejects transactions between the Company and any related persons; confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditor, including a review of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Our Audit Committee is currently composed of three directors: Dr. Fabrizio Bonanni (Chair), Mr. W. Thorpe McKenzie and Dr. Daniel Vasella. Our Board of Directors has adopted a written charter of the Audit Committee that is available to stockholders on the Company’s website at www.xbiotech.com. Our Board of Directors reviews the NASDAQ listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of our Audit Committee are independent as defined under NASDAQ listing standards, including the heightened standards applicable to audit committee members. Our Board of Directors has determined that each member of our Audit Committee meets the requirements for independence under the NASDAQ listing standards.

Our Board of Directors has determined that Dr. Fabrizio Bonanni qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. Our Board of Directors has made a qualitative assessment of Dr. Bonanni’s level of knowledge and experience based on a number of factors, including ample compliance experience while at Amgen, and his service on the Boards of Stevanato Group and Menarini Biotech and the board of trustees at the Museum of Contemporary Art, Los Angeles. The Board also has determined that each Audit Committee member is sufficiently proficient in reading and understanding the company’s financial statements to serve on the Audit Committee.

Report of the Audit Committee of the Board of Directors*

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2015 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

THE AUDIT COMMITTEE
Dr. Fabrizio Bonanni (Chair) Mr. W. Thorpe McKenzie
Dr. Daniel Vasella

*	This material is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Exchange Act or the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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Compensation Committee

The Compensation Committee was established by our Board of Directors in February 2015 and is composed of two directors: Dr. Daniel Vasella (Chair) and Dr. Fabrizio Bonanni. The Board of Directors reviews the NASDAQ listing standards definition of independence for Compensation Committee members on an annual basis and has determined that all members of the Company’s Compensation Committee are independent as defined under NASDAQ listing standards, including the heightened standards applicable to compensation committee members, and are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee has adopted a written charter that is available to stockholders on the Company’s website at www.xbiotech.com.

Compensation Committee Processes and Procedures

The Compensation Committee meets at least twice annually and with greater frequency if necessary. Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to our board of directors on its discussions, decisions and other actions. Our compensation committee reviews and approves corporate goals and objectives relating to the compensation of our Chief Executive Officer, evaluates the performance of our Chief Executive Officer in light of those goals and objectives and determines and approves the compensation of our Chief Executive Officer based on such evaluation. Our compensation committee has the sole authority to determine our Chief Executive Officer’s compensation. In addition, our compensation committee, in consultation with our Chief Executive Officer, reviews and approves all compensation for other officers, including the directors.

The charter of the Compensation Committee grants the Compensation Committee sole authority and right, at the expense of the Company, to retain or obtain the advice of legal counsel, compensation and other consultants, accountants, experts and advisers of its choice to assist the Committee in connection with its functions, including any studies or investigations, but only after conducting an independence assessment and taking into consideration all factors relevant to any adviser’s independence from management, including those specified in Rule 6505(d)(3) of the Nasdaq Rules and those set forth in SEC rules. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. During the past fiscal year, the Compensation Committee determined not to utilize a third party compensation consultant. Due to the Company’s current status as an emerging growth company, it does not feel that the application of a compensation consultant is an efficient use of funds at the present time.

Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees as appropriate. In 2016, the Board determined that for the sake of administrative convenience, it was desirable to delegate John Simard, the President, CEO and Chairman of the Board (the “Executive”), the authority to grant certain options pursuant to the terms of the Company’s 2015 Equity Incentive Plan (the “Plan”) subject to certain limitations including (i) without the prior written approval of the Board, Executive shall not in any one calendar year grant options to acquire more than 300,000 Shares in the aggregate or more than 99,999 options to any one individual, provided that options granted pursuant to any such written approval shall not be counted toward the foregoing thresholds; (ii) without the prior written approval of the Board, Executive shall not grant options to himself; (iii) The exercise price for options granted by Executive shall be the closing price of the Shares on the date of grant and term of any such options shall not be greater than 10 years; and (iv) Executive shall make any and all options grants pursuant to the authority delegated by the Board and specify the material terms of such options and provide that such options will be subject to the terms and conditions of a stock option agreement to be prepared by the Company promptly following the date of grant. The purpose of this delegation of authority is to enhance the flexibility of option administration within the Company and to facilitate the timely grant of options to non-management employees, particularly new employees, within specified limits approved by the Compensation Committee.

The Compensation Committee has made adjustments, if any, to annual compensation, bonus and equity awards and established new performance guidelines at one or more meetings held during the first quarter of 2016. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted.

10

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is composed of two directors: Mr. W. Thorpe McKenzie (Chair) and Dr. Fabrizio Bonanni. All members of the Nominating and Corporate Governance Committee are independent as defined under NASDAQ listing standards. The Nominating and Corporate Governance Committee did not meet during 2015, but did meet twice during the first quarter of 2016. The Nominating and Corporate Governance Committee has adopted a written charter that is available to stockholders on the Company’s website and www.xbiotech.com.

The Nominating and Corporate Governance Committee was established by the Board of Directors in February 2015 and is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board of Directors, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board, and monitoring the Company’s adherence to its Code of Business Conduct and Ethics.

The Nominating and Corporate Governance Committee believes that candidates for director, both individually and collectively, should provide the integrity, experience, judgment, commitment (including having sufficient time to devote to the Company and level of participation), skills, diversity and expertise appropriate for the Company. In assessing the directors, both individually and collectively, the Nominating and Corporate Governance Committee may consider the current needs of the Board and the Company to maintain a balance of knowledge, experience and capability in various areas. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee will also consider candidates recommended by stockholders. In order to recommend a candidate for consideration, stockholders should follow the procedures described under “Advance Notice Provisions” below.

The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

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Advance Notice Provisions

Our articles contain provisions (Advance Notice Provisions), which provide that advance notice to the Company must be made and the procedures set out in the articles must be followed for persons to be eligible for election to the our board of directors.

Nomination of persons for election to the board of directors may only be made at an annual meeting of stockholders or at a special meeting of stockholders called for any purpose, which includes the election of directors.

Among other things, the Advance Notice Provisions fix a deadline by which holders of record of common shares must submit director nominations to us prior to any annual or special meeting of stockholders and set forth the specific information that a stockholder must include in the written notice to the Company for an effective nomination to occur. No person will be eligible for election as a director of the Company unless nominated in accordance with the provisions of the Advance Notice Provisions.

In the case of an annual meeting of stockholders, notice to us must be made not less than 30 or more than 65 days prior to the date of the annual meeting; provided, however, that if the annual meeting is to be held on a date that is less than 50 days after the date on which the first public announcement of the date of the annual meeting was made, notice may be made not later than the close of business on the 10th day following such public announcement. In the case of a special meeting of stockholders (which is not also an annual meeting), notice to us must be made not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting was made.

The board of directors may, in its sole discretion, waive any requirement of the Advance Notice Provisions.

Stockholder Communications With the Board of Directors

The Company’s Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to the Secretary of XBiotech Inc. at 8201 E. Riverside Dr. Bldg. 4, Ste. 100 Austin, TX 78744. Each communication must set forth: the name and address of the Company stockholder on whose behalf the communication is sent; and the number of Company shares that are owned beneficially by such stockholder as of the date of the communication. Each communication will be reviewed by the Company’s Secretary to determine whether it is appropriate for presentation to the Board or relevant directors. Communications determined by the Company’s Secretary to be appropriate for presentation to the Board or any relevant directors are submitted to the Board or relevant directors on a periodic basis.

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees. The Code of Business Conduct and Ethics is available on the Company’s website at www.xbiotech.com under the Corporate Governance section of our Investor Relations page. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions, or grants any waiver from a provision of the Code of Business Conduct and Ethics to any of these specified individuals that is required to be disclosed pursuant to SEC rules and regulations, the Company will promptly disclose the nature of the amendment or waiver on its website.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2015, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

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PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the annual meeting. Ernst & Young has audited the Company’s financial statements since its incorporation in 2005. Representatives of Ernst & Young are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Articles nor other governing documents or law require stockholder ratification of the selection of Ernst & Young as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Ernst & Young. Abstentions will be counted toward the tabulation of votes on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes (if any) are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2015 and December 31, 2014, by Ernst & Young, the Company’s principal accountant. All fees described below were pre-approved by the Audit Committee.

	Fiscal Year Ended
	2015	2014
	(in thousands)
Audit Fees(1)	$393	$235
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$393	$235

(1)	Audit fees consist of fees billed for professional services by Ernst & Young for audit and quarterly review of our financial statements and review of our registration statements on Form S-1 and Form S-8, and related services that are normally provided in connection with statutory and regulatory filings or engagements.

In connection with the audit of each of the 2015 and 2014 financial statements, the Company entered into an engagement agreement with Ernst & Young which sets forth the terms by which Ernst & Young will perform audit services for the Company. Such agreements are subject to alternative dispute resolution procedures.

During the fiscal years ended December 31, 2015 and December 31, 2014, none of the total hours expended on the Company’s financial audit by Ernst & Young were provided by persons other than Ernst & Young full-time permanent employees.

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Auditor Independence

In our fiscal years ended December 31, 2015 and December 31, 2014, there were no other professional services provided by Ernst & Young, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of Ernst & Young.

PRE -APPROVAL POLICIES AND PROCEDURES

The Audit Committee must pre-approve the audit and non-audit services rendered by the Company’s independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE FOR PROPOSAL 2

EXECUTIVE OFFICERS

The following table sets forth our current executive officers, their ages, and the positions held by each such person with the Company:

Name	Age	Position Held With the Company

John Simard	54	Founder, President, Chief Executive Officer & Chairman
Kelly Thornburg	53	Senior Vice President of Operations
Dr. Michael Stecher, M.D.	39	Medical Director
Queena Han, C.P.A., C.G.A.	49	Vice President, Finance and Human Resources and Secretary
Dr. Sushma Shivaswamy, Ph.D.	38	Vice President of Research and Development

John Simard’s biographical information is set forth above under Proposal 1.

Kelly Thornburg joined XBiotech as Senior Vice President of Operations in June 2015. In this capacity Mr. Thornburg is responsible for Manufacturing and Quality functions. Prior to joining XBiotech, Mr. Thornburg worked at Amgen Inc. for 16 years, from May 1999 to May 2015, most recently serving as the Executive Director Quality Site Head at the Amgen Colorado manufacturing site from July 2013 to May 2015. He was responsible for all aspects of Quality operations including QA, QC, Validation, Compliance, and GMP Training. In his tenure at Amgen, Mr. Thornburg supported approval and commercialization of four new protein therapeutic products, provided leadership at both the Colorado and Puerto Rico Operations sites, and worked extensively on regulatory filing activities and technology transfer projects. Prior to Amgen, Mr. Thornburg worked in analytical research and development roles for a variety of pharmaceutical and contract laboratory organizations. He received a B.S. degree in Chemistry from Rockhurst College, Kansas City, Missouri.

Michael Stecher, M.D. has served as our Medical Director since June 2010. Dr. Stecher has worked to develop our clinical program to treat chronic inflammatory diseases through targeting the interleukin-1 system, collaborating with key opinion leaders in fields of endocrinology, oncology, cardiovascular medicine and dermatology. Dr. Stecher is board certified in family medicine and a graduate from the University of Kansas School of Medicine.

Queena Han has been employed by XBiotech since April 2008 beginning as our controller, and was promoted to Vice President of Finance and Human Resources and Secretary in June 2012. Prior to joining XBiotech, she served as Chief Financial Officer (CFO) for a public company with a nation-wide pay phone hardware and service business. Ms. Han has a B.A. in accounting, holds a Chartered Professional Accountants designation in Canada, is a professional member of SHRM and holds the Human Resource Management Certification from the University of Texas at Austin.

Sushma Shivaswamy, Ph.D. has been with XBiotech since May 2009 when she joined as a senior research scientist and quickly advanced to lead the R&D group as Vice President of Research and Development in January 2015. Dr. Shivaswamy’s academic studies involved elucidating mechanisms for regulation of gene expression. Prior to joining XBiotech, Dr. Shivaswamy was a postdoctoral researcher at the Center for Systems and Synthetic Biology at the University of Texas at Austin. She has a Ph.D. degree in Molecular Biology from the Center for Cellular and Molecular Biology, India.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 1, 2016 by: (i) each of our directors; (ii) each of our Named Executive Officers as defined below under the heading “Executive Compensation”; (iii) each person known by us to beneficially own more than 5% of our outstanding common stock and (iv) all of our current executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to the securities. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Except as indicated by footnote, and subject to applicable community property laws, we believe the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The number of shares of common stock used to calculate the percentage ownership of each listed person includes the shares of common stock underlying options held by such persons that are exercisable as of April 30, 2016, which is 60 days after March 1, 2015.

Percentage of beneficial ownership is based on 32,292,104 shares of common stock outstanding as of March 1, 2016. Unless otherwise indicated, the address for the following stockholders is c/o XBiotech Inc., 8201 E. Riverside Dr. Bldg. 4, Ste. 100 Austin, TX 78744.

	Beneficial Ownership
Beneficial Owner	Number of Shares	Percent of Total

Greater than 5% Stockholders
Josef Karl Gut (1) UFC Ltd. Family Office Selnaustrasse 5 8001 Zurich, Switzerland	2,461,000	7.62%

Thomas Gut (2) UFC Ltd. Family Office Selnaustrasse 5 8001 Zurich, Switzerland	2,318,583	7.18%

Named Executive Officers and Directors (3)

John Simard	7,193,267	21.58%
Dr. Fabrizio Bonanni	99,999	*
W. Thorpe McKenzie (4)	5,478,600	16.28%
Dr. Daniel Vasella	280,000	*
Kelly Thornburg (5)	0	*
Dr. Michael Stecher	70,700	*
All current executive officers and directors as a group (8 persons) (6)	13,332,066	37.73%

___________

*	Less than one percent.
(1)	As of December 31, 2015, based on information set forth in a Schedule 13G filed with the SEC on February 12, 2016.
(2)	As of April 17, 2015, based on information set forth in a Schedule 13G filed with the SEC on April 24, 2015. The Reporting Person’s spouse owns, controls and holds sole dispositive power to 10,000 shares for which the Reporting Person disclaims beneficial ownership of according to Rule 13d-4.
(3)	These figures include shares of common stock underlying stock options held by our Chief Executive Officer and directors that are immediately exercisable or scheduled to become immediately exercisable within 60 days of March 1, 2016. Underlying stock options include the following amounts: John Simard-1,040,000; Thorpe McKenzie-1,370,000; Fabrizio Bonanni-99,999; Daniel Vasella-250,000; Kelly Thornburg-0 and Michael Stecher-70,700.
(4)	Includes 100,000 shares held by the McKenzie Foundation, 100,000 shares held by Mr. McKenzie’s spouse and 10,000 shares held in a Trust for Mr. McKenzie’s stepchildren.
(5)	Mr. Thornburg joined the Company on June 8, 2015 and the first vesting event for his granted options does not occur until June 8, 2016.
(6)	Includes 3,040,199 shares of common stock underlying stock options held by our executive officers and directors (8 persons total) that are immediately exercisable or are scheduled to become exercisable within 60 days of March 1, 2016.

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EXECUTIVE COMPENSATION

For the year ended December 31, 2015, our principal executive officer and our two other most highly compensated executive officers (the “Named Executive Officers”) were as follows:

•	John Simard, Founder, President, Chief Executive Officer & Chairman;

•	Kelly Thornburg, Senior Vice President of Operations; and

•	Michael Stecher, M.D., Medical Director.

Processes and Procedures for Compensation Decisions

Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to our board of directors on its discussions, decisions and other actions. Our compensation committee reviews and approves corporate goals and objectives relating to the compensation of our Chief Executive Officer, evaluates the performance of our Chief Executive Officer in light of those goals and objectives and determines and approves the compensation of our Chief Executive Officer based on such evaluation. Our compensation committee has the sole authority to determine our Chief Executive Officer’s compensation. In addition, our compensation committee, in consultation with our Chief Executive Officer, reviews and approves all compensation for other officers, including the directors. The compensation committee is authorized to retain the services of one or more executive compensation and benefits consultants or other outside experts or advisors as it sees fit, in connection with the establishment of our compensation programs and related policies.

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Summary Compensation Table

The following table shows for the fiscal years ended December 31, 2015 and December 31, 2014, compensation awarded to, paid to, or earned by, the Named Executive Officers.

Summary Compensation Table for Fiscal Years 2015 and 2014

		Salary	Option Awards	Bonus	All Other Compensation	Total
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)(3)	($)
John Simard	2015	551,380	1,216,545	550,000	6,803	2,324,727
President & Chief Executive Officer	2014	551,380	918,000	—	5,976	1,475,356
Kelly Thornburg (4)	2015	177,894	167,833	—	78,062	423,789
Senior Vice President of Operations	2014	N/A	N/A	N/A	N/A	N/A
Michael Stecher, M.D.	2015	279,000	71,704	218,000	6,803	575,507
Medical Director	2014	241,380	11,139	—	5,976	258,495

___________

(1)	In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted during 2015 and 2014, as applicable, computed in accordance with Financial Accounting Standard Board ASC Topic 718 for stock-based compensation transactions, or ASC 718. Assumptions used in the calculation of these amounts are included in Note 2 to the Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2015. These amounts do not reflect the actual economic value that will be realized by the Named Executive Officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.
(2)	Amounts shown represent performance bonuses earned for 2015 and 2014. Mr. Simard was granted an extraordinary cash bonus for his efforts in ensuring successful completion of the Company’s IPO and listing in 2015, which was paid in a cash lump sum in the second quarter of 2015. Dr. Stecher was also awarded a bonus totaling $218,000, which was paid in a cash lump sum in the first quarter of 2015. Mr. Thornburg is entitled to an annual bonus of 20% of his base salary for satisfactory performance per the terms set forth in his offer letter with XBiotech. As of December 31, 2015, $35,578 bonus has been accrued and this amount has been paid to Mr. Thornburg in first quarter of 2016.
(3)	Amounts shown represent premiums for health and life insurance as well as short and long-term disability insurance paid by us on behalf of the Named Executive Officers. All of these benefits are provided to the Named Executive Officers on the same terms as provided to all of our regular full-time employees in the United States. For more information regarding these benefits, see below under “Perquisites, Health, Welfare and Retirement Benefits.” Mr. Thornburg received approximately $74,620 in relocation expenses in 2015 per the terms of his offer letter.
(4)	Mr. Thornburg joined XBiotech on June 8, 2015.

Compensation Committee Interlocks and Insider Participation

As indicated above, the Compensation Committee currently consists of Dr. Vasella and Dr. Bonanni. No member of the Compensation Committee has ever been an officer or employee of ours. None of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Outstanding Equity Awards at Fiscal Year End

The following table shows for the fiscal year ended December 31, 2015, certain information regarding outstanding equity awards at fiscal year end for the Named Executive Officers.

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Outstanding Equity Awards at December 31, 2015

Option Awards

Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date
John Simard	06/15/2007	(1)	240,000	—	—	$1.25	(9)	06/15/2017
	01/01/2008	(2)	50,000	—	—	$2.50		01/01/2018
	01/01/2009	(2)	50,000	—	—	$2.50		01/03/2019
	04/12/2011	(3)	500,000	—	—	$7.50		02/09/2021
	03/31/2014	(4)	200,000	300,000	—	$10.00		12/11/2024
Kelly Thornburg	06/23/2015	(5)	—	70,368	—	$20.93		06/23/2025
Michael Stecher	06/03/2010	(6)	58,200	—	—	$5.00		08/12/2020
	03/26/2014	(7)	5,000	—	—	$15.00		12/12/2022
	12/02/2014	(8)	7,500	7,500	—	$15.00		11/05/2024

(1)	Fully vested as of June 15, 2010.
(2)	Fully vested as of January 1, 2009.
(3)	Fully vested as of April 12, 2014.
(4)	200,000 of these options were vested as of July 31, 2015, with the remaining 300,000 options vesting on July 31, 2016.
(5)	The options vest at the rate of one-third of the total number of shares subject to the option over three years with the initial vesting event on June 8, 2016, provided that the option holder continues to provide services to us through such dates.
(6)	Fully vested as of August 12, 2014.
(7)	Fully vested as of December 12, 2012.
(8)	The options vest at the rate of one-half of the total number of shares subject to the option over two years with the initial vesting event on November 5, 2015, provided that the option holder continues to provide services to us through such dates.
(9)	The option exercise price was granted in Canadian Dollars. This converts to $0.98 USD as per the conversation rate quoted on www.oanda.com on April 20, 2016.

We did not engage in any repricings or other modifications or cancellations to any of our Named Executive Officers’ outstanding equity awards during 2015.

Employment Agreements with Named Executive Officers

All of our Named Executive Officers have employment agreements and/or offer letters with us that provide that their employment is at will and may be terminated at any time by the executive or by us with or without cause and without notice. The employment agreements provide for certain base salary, target bonus and severance payments to our Named Executive Officers as follows:

Employment Agreement with John Simard. We entered into an employment agreement and change of control agreement with John Simard, our Chief Executive Officer and President on March 22, 2005. The employment agreement is for an indefinite term. Mr. Simard’s current annual base salary is $550,000 per year, pursuant to an increase the board approved in January 2014, and he is eligible for an annual incentive cash payment of up to 35% of his base salary, subject to the achievement of short-term and long-term business performance objectives as well as personal performance objectives, as established from time to time by the board or compensation committee. The employment agreement contains customary non-competition and non-solicitation provisions which apply for a period of six (6) months after Mr. Simard’s employment is terminated for any reason. In addition, Mr. Simard agrees that all intellectual property developed by him during the term of his employment agreement shall be our property. If Mr. Simard is terminated without cause, if he resigns for good reason or if there is a change in control, he is entitled to certain severance benefits. Mr. Simard may voluntarily resign for any reason by providing us with three months prior notice. We may elect to waive all or a portion of such notice by paying to Mr. Simard his base salary that he would have earned if he had remained employed by us for the full duration of such notice period. If Mr. Simard terminates his employment within 12 months after a “change of control” for “good reason” or if he is terminated without cause, we will make a lump sum payment to him equal to twelve month of his base salary, plus other sum owed to him for arrears of salary, vacation pay and, if awarded, his performance bonus, subject to his prior resignation as a director. Additionally, if Mr. Simard terminates his employment within 12 months after a change of control or for good reason, all unvested stock options held by him will immediately vest on such termination and will survive and be exercisable by Mr. Simard, along with his vested options, in accordance with the terms of the option agreements. To the extent permitted by applicable law, we will provide health, medical, dental and other insurance benefits to Mr. Simard for a period of one year after his termination date.

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Pursuant to a meeting held by the compensation committee in March 2016, Mr. Simard’s 2016 compensation was increased as follows:

•	Mr. Simard’s annual base salary was increased from $550,000 to $565,000, effective as of January 1, 2016;
•	on March 31, 2016 (the “Effective Date”) Mr. Simard was granted nonstatutory stock options under the Company’s 2015 Equity Incentive Plan to purchase 50,000 shares of XBiotech Inc. common stock with an exercise price of $9.45, equal to the closing sales price of the shares on the Effective Date of grant, as quoted by the Nasdaq Stock Market; the options will vest and become exercisable in three equal annual installments commencing on the first anniversary of the Effective Date and becoming fully vested and exercisable on the third anniversary of the Effective Date; and
•	on March 31, 2016 Mr. Simard was granted a cash bonus of $193,000, which corresponds to the maximum bonus allowance outlined in Mr. Simard’s employment agreement, which is 35% of his base salary.

We do not have employment agreements with Mr. Thornburg or Dr. Stecher, although the Offer Letter between Mr. Thornburg and the Company included details on his annual performance bonus. The details are as follows:

Offer Letter with Kelly Thornburg. In June 2015, we entered into an agreement with Mr. Thornburg contingent with him beginning employment with XBiotech. Pursuant to this agreement, Mr. Thornburg is entitled to receive an annual base salary and in 2016 is eligible to receive an annual performance bonus based on a target amount of 20% of his annual base salary. Mr. Thornburg’s base salary and target bonus percentage are subject to modification from time to time in the discretion of our Board of Directors or any authorized committee thereof.

None of the Named Executive Officers’ employment agreements provide for the gross up of any excise taxes imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”). If any of the payments under the employment agreements would constitute a “parachute payment” within the meaning of Section 280G of the Code, subject to the excise tax imposed by Section 4999 of the Code, the employment agreements provide for a best-after tax analysis with respect to such payments, under which the executive will receive whichever of the following two alternative forms of payment would result in the executive officer’s receipt, on an after-tax basis, of the greater amount of the transaction payment notwithstanding that all or some portion of the transaction payment may be subject to the excise tax: (i) payment in full of the entire amount of the transaction payment, or (ii) payment of only a part of the transaction payment so that the executive receives the largest payment possible without the imposition of the excise tax.

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Equity Compensation Plans and Other Benefits Plans

2005 Incentive Stock Option Plan.

Our Board of Directors adopted and our stockholders approved the 2005 Plan on November 11, 2005 for eligible employees, directors and consultants. Our board of directors administers the 2005 Plan including, without limitation, the selection of recipients of stock options under the 2005 Plan, the grant of stock options, the determination of the terms and conditions of any such options, the interpretation of the 2005 Plan and any other action they deem appropriate in connection with the administration of the 2005 Plan. The exercise price of the incentive stock options must equal at least 100% of the fair market value of our common stock on the date of grant, as determined by the board of directors, in its sole discretion, provided that such price may not be less than the lowest price permitted under the applicable rules and regulations of all regulatory authorities to which XBiotech is subject, including the stock exchange on which XBiotech’s shares are listed. The term of the options is at the discretion of the board of directors, but may not exceed 10 years from the grant date. The options expire on the earlier of the expiration date or the date three months following the day on which the participant ceases to be a director, officer or employee of, or consultant to, XBiotech, or in the event of the termination of the participant with cause, the date of such termination, and in all cases is subject to extension at the discretion of the board of directors. All options are nontransferable and may be exercised only by the participant, or in the event of the death of the participant, a legal representative until the earlier of the options’ expiry date of the first anniversary of the participants’ death or such other date as may be specified by the board of directors. Pursuant to the terms of the 2005 Plan, the Plan automatically terminated on the tenth anniversary of its effective date, namely, November 11, 2015. Following this expiry, no additional awards have been or will be granted under the 2005 Plan. However, all stock options granted under the 2005 Plan prior to the initial public offering continue to be governed by the terms of the 2005 Plan.

2015 Equity Incentive Plan.

The 2015 Plan was adopted by the Board of Directors on April 1, 2015, and approved by the Company’s stockholders on March 13, 2015. The 2015 Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 because it is not an “employee benefit plan” as defined in that Act. The Plan is not a pension, profit-sharing or stock bonus plan within the meaning of Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”). The purpose of this Plan is to promote the interests of the Company by (i) providing directors, officers, employees and consultants of the Company or any of its subsidiaries or other persons as the Board may approve (“Eligible Persons”) with greater incentive to further develop and promote the business and financial success of the Company; (ii) aligning the interests of participants with those of Company stockholders and (iii) assisting the Company in attracting, retaining and motivating its directors, officers and employees. The 2015 Plan became effective March 13, 2015 and will continue in effect for a term of ten (10) years from the date adopted by the Board, unless terminated earlier by the Board. Upon adoption, the Plan initially had one million (1,000,000) common shares of the Company available for issuance under the Plan. If any award (or portion thereof) expires or terminates without having been exercised in full or is forfeited to or repurchased by the Company, the number of Common Shares subject to such award will again be available for issuance under the Plan. Common Shares used to pay the exercise price of an award or to satisfy the tax withholding obligations related to an award will become available for future grant under the Plan. To the extent an award under the Plan is paid out in cash rather than Common Shares, such cash payment will not result in a reduction in the number of Common Shares available for issuance under the Plan.

Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Shares occurs, the Board, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2015 Plan, will adjust the number and class of Common Shares that may be delivered under the 2015 Plan and/or the number, class, and price of Common Shares covered by each outstanding award.

Administration. This Plan is administered by the Board, which may delegate some or all of its administrative authority and functions to a committee or committees. The Board may retain the authority to concurrently administer the 2015 Plan with the Committee and may, at any time, revest to itself some or all of the powers previously delegated. The Board of Directors has the authority to determine all questions arising out of the 2015 Plan and any award granted pursuant to the 2015 Plan, which interpretations and determinations will be conclusive and binding on the Company and all other affected persons.

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To the extent that the Board determines it to be desirable to qualify awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the 2015 Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Section 162(m) of the Code.

Recoupment. All awards granted under the Plan shall be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any stock exchange on which the Company’s securities are listed or as is otherwise required by other applicable law. In addition, an Award Agreement may contain such other clawback, recovery or recoupment provisions as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired Common Shares.

Limitations on Transfer. Unless the Board expressly provides otherwise in the Award Agreement, an award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the participant, only by the participant.

Merger or Change in Control. In the event of a merger or change of control, as defined in the Plan, an outstanding award may, at the determination of the Board (i) be assumed or substantially equivalent award substituted by the acquiring or succeeding corporation; (ii) be terminated upon or immediately prior to the merger or change of control (with or without payment or receipt of any consideration); (iii) vest and become exercisable, realizable or payable, or applicable restrictions lapse prior to or upon consummation of the merger or change of control; or (iv) any combination of the foregoing. If a successor corporation does not assume or provide a substitute for an outstanding award, such award shall fully vest and the participant shall have the right to exercise all of his or her outstanding Options and SARs and all restrictions on Restricted Share Awards and RSU Awards will lapse, and, with respect to awards subject to performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.

Suspension, Termination or Amendment. Subject to any limitations imposed by the Plan, the Board has the right at any time and from time to time to suspend, amend or terminate this Plan in any manner without consent or approval from participants or stockholders. No such suspension, amendment or termination shall materially prejudice the rights of any participant under any outstanding award without the participant’s consent. The full powers of the Board as provided for in this Plan will survive the termination of this Plan until all awards have been exercised or settled in full or have otherwise expired.

Stock Options. Options under the Plan can take the form of both incentive stock options (“ISOs”), under which favorable tax treatment will be afforded the holder if certain conditions are met (see “Federal Income Tax Consequences”) and options not intended to qualify as ISOs (“NQSOs”). The exercise price under both ISOs and NQSOs shall be at least 100% (or 110% in the case of an ISO granted to a participant who owns 10% or more of the total voting power of all classes of the Company’s shares) of the fair market value of the Common Share on the date of grant. An option does not convey any rights of a stockholder to the participant until the underlying shares have been issued. Only Eligible Persons who are employees of the Company or its parent or subsidiaries may be granted ISOs.

The Board may impose such limitations or conditions on the exercise or vesting of any option as it deems appropriate. Each Award Agreement will provide that the Option granted thereunder may be exercised by notice signed by the participant and accompanied by full payment for the Common Shares being purchased or by other means, including without limitation electronic means via on-line arrangements, as the Board may from time to time approve and allow. Acceptable form of consideration for payment of the exercise price may include: (i) cash or check (ii) tendering to the Company Common Shares already owned by the participant, and registered in his or her name, having a fair market value equal to the option price, (iii) a broker-assisted cashless exercise arrangement; (iv) net exercise; (v) such other consideration and method of payment permissible under applicable law; or (vi) by any combination of any of the foregoing payment methods.

Except as otherwise specified in the Award Agreement, (i) an option will remain exercisable for 90 days after the date the participant ceases to be an Eligible Person due to his or her termination without cause or resignation (or 180 days in the case of the participant’s retirement); (ii) if a participant ceases to be an Eligible Person due a termination of employment or service on account of disability, the option may be exercised by the participant or a representative within 365 days after such termination; (iii) in the event of death of the participant while an Eligible Person or within 90 days after ceasing to be an Eligible Person, the option shall be exercisable within 365 days after the date of the participant’s death; and (iv) an option shall immediately terminate and cease to be exercisable upon a participant’s termination for cause. However, in no event may an option be exercised more than ten years (five years in the case of a participant who owns Common Shares possessing more than 10% of the total combined voting power of class of shares of the Company) after the grant date or after the expiration of the option.

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Stock Appreciation Rights. Awards under the Plan may also be in the form of stock appreciation rights (“SARs”), which are generally intended to give a participant the right to receive the difference between the fair market value per Common Share on the date of exercise over the exercise price, subject to the terms, conditions and vesting requirements imposed by the Board and set forth in the Award Agreement evidencing the SAR award. The exercise under each SAR will be determined by the Board by reference to the fair market price(s) of the Common Shares on the primary Stock Exchange for which most trading of the Common Shares occurs, generally by reference to the closing market price of the Common Shares, provided that such price may not be less than one hundred percent (100%) of the Fair Market Value Price per Common Share on the date of grant. To exercise a SAR, the participant must provide written notice of exercise to the Company in compliance with the provisions of the Award Agreement. No SAR shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Award Agreement. The appreciation distribution in respect of a SAR shall be paid in Common Shares, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and set forth in the Award Agreement.

Restricted Share Awards. The Board may grant Common Shares which are subject to restrictions on transferability as established by the Board and set forth in the Award Agreement evidencing such Restricted Share Award. A Restricted Share Award may be awarded in consideration for (i) cash, check, bank draft or money order payable to the Company; (ii) past services actually rendered to the Company or an Affiliate; or (iii) any other form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law. Common Shares subject to a Restricted Share Award may be subject to forfeiture to or repurchase by the Company in accordance with a vesting schedule or other restrictions to be determined by the Board as specified in the Award Agreement. The Board, in its discretion, may accelerate the time at which any vesting conditions or other restrictions will lapse or be removed. Except as otherwise provided in the Award Agreement, a participant holding a Restricted Share Award may exercise full voting rights and be entitled to receive all dividends and distributions paid with respect to such Common Shares prior to the vesting of the award. If any such dividends or distributions are paid in Common Shares, the Common Shares will be subject to the same restrictions on transferability and forfeitability as the Common Shares subject to the Restricted Share Award with respect to which they were paid. Except as otherwise provided in the Plan, Common Shares subject to the Restricted Share Award will be held in escrow and released after such Common Shares vest or the restrictions lapse or at such other time as determined by the Board.

Restricted Share Unit Awards. Awards under the Plan may be in the form of a Restricted Share Unit (RSU) Award, which represent the right to receive Common Shares (or its cash equivalent or combination thereof) at a designated time in the future, subject to participant’s satisfaction of the restrictions and conditions to vesting established by the Board and set forth in the Award Agreement evidencing the RSU Award. At the time of grant of a RSU Award, the Board will determine the consideration, if any, to be paid by the participant upon delivery of each Common Share subject to the RSU Award. The consideration to be paid (if any) by the participant for each Common Share subject to a Restricted Share Unit Award may be paid in any form of legal consideration that may be acceptable to the Board of Directors in its sole discretion and permissible under applicable law. A participant may be credited with dividend equivalents, which at the discretion of the Board, may be converted into additional common shares covered by the RSU Award. Since RSUs are not actual ownership interests in the underlying Common Shares, a participant holding an RSU Award is not entitled to voting, dividend or other stockholder rights unless or until the RSUs vest and the Common Shares thereunder are transferred to the participant. Except as otherwise provided in the Award Agreement, the RSU Award (or vested portion thereof) shall be settled upon the participant’s satisfaction of the applicable vesting criteria.

Performance Share Awards. The Board shall determine the terms and conditions applicable to a Performance Share Award, including the performance period, the performance objectives or other vesting provisions (including, without limitation, continued status as an Eligible Person). Performance objectives may be based upon the achievement of Company-wide, divisional, business unit or individual goals. After the applicable performance period has ended, a participant will be entitled to receive a payout of the number of Common Shares subject to the Performance Share Award earned over the performance period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. The Board, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Common Shares subject to the Performance Share Award. A vested Performance Share Award may be settled in Common Shares, its cash equivalent, or in any combination thereof, as determined by the Board and contained in the Award Agreement.

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401(k) Plan

All of our full-time employees in the United States, including our Named Executive Officers, are eligible to participate in our 401(k) plan, which is a retirement savings defined contribution plan established in accordance with Section 401(a) of the Code. Pursuant to our 401(k) plan, employees may elect to defer their eligible compensation into the plan on a pre-tax basis, up to the statutorily prescribed annual limit of $18,000 in 2015 (additional salary deferrals not to exceed $6,000 are available to those employees 50 years of age or older) and to have the amount of this reduction contributed to our 401(k) plan. In general, eligible compensation for purposes of the 401(k) plan includes an employee’s wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with us to the extent the amounts are includible in gross income, and subject to certain adjustments and exclusions required under the Code. The 401(k) plan currently does not offer the ability to invest in our securities.

Potential Payments Upon Termination or Change in Control

Pursuant to his employment agreement, Mr. Simard is eligible to receive severance and change in control benefits under the terms of their employment agreements described above under “—Employment Agreements with Named Executive Officers.” Additionally, stock options granted to our Named Executive Officers are subject to the change in control provisions set forth in the 2005 Plan and the 2015 Plan, as applicable and as further described above under “—Equity Compensation Plans and Other Benefit Plans.”

Compensation Committee Report*

The compensation committee has reviewed and discussed the section titled “Executive Compensation” with management. Based on such review and discussion, the compensation has recommended to the board of directors that the section titled “Executive Compensation” be included in this proxy statement.

Respectfully submitted by the members of the compensation committee of the board of directors:

Dr. Daniel Vasella (Chair)

Dr. Fabrizio Bonanni

*	This material is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Exchange Act or the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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Equity Compensation Plan Information

The following table provides information as of December 31, 2015, with respect to shares of our common stock that may be issued under our existing equity compensation plans:

	(a)		(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders:
2005 Incentive Stock Option Plan	4,507,149	(1)	$7.36	— (2)
2015 Equity Incentive Plan	277,428	(1)	$18.60	722,572
Equity compensation plans not approved by stockholders:
None

(1)	All shares issuable upon exercise of options.
(2)	The 2005 Incentive Stock Option Plan expired in November 2015.

DIRECTOR COMPENSATION

We compensate non-employee members of the board of directors in the form of annual equity grants. Directors who are also employees do not receive cash or equity compensation for service on the board of directors in addition to compensation payable for their service as our employees. The non-employee members of our board of directors are reimbursed for travel, lodging and other reasonable expenses incurred in attending board of directors or committee meetings. Our directors received equity grants annually at the fair market value of our common stock at the time of grant under our 2015 Plan.

The following table shows for the fiscal year ended December 31, 2015 certain information with respect to the compensation of all non-employee directors of the Company: Due to the fact that John Simard serves as Chief Executive Officer of XBiotech Inc., he does not receive compensation for his services as Chairman of the Board.

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Director Compensation for Fiscal Year 2015

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)		All Other Compensation ($)	Total ($)
Fabrizio Bonanni	—	—		—	—
W. Thorpe McKenzie	—	168,000	(3)	—	168,000
Daniel Vasella, M.D.	—	—		—	—

(1)	Amounts listed represent the aggregate grant date fair value amount computed as of the grant date of each option awarded during 2015 in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in Note 2 to the Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2015. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our directors will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.
(2)	On March 1, 2016, each Director was granted options to purchase shares of our common stock as follows: Dr. Bonanni was granted options to purchase an aggregate of 33,3333 shares of our common stock for his services as a member of the board of directors for 2016. Mr. McKenzie was granted options to purchase an aggregate of 15,000 shares of our common stock for his services as a member of the board of directors for 2016. Dr. Vasella was granted options to purchase an aggregate of 125,000 shares of our common stock for his services as a member of the board of directors for 2015.
(3)	Represents options to purchase an aggregate of 15,000 shares of our common stock granted to Mr. McKenzie on January 1, 2015 for his services as a member of the board of directors for 2015. As of December 31, 2015, an aggregate of 1,355,000 shares were outstanding under all options to purchase our common stock held by Mr. McKenzie.

It was determined at a meeting of the Board of Directors held in March 2016 that Director compensation will be provided exclusively in the form of stock options under the Company’s 2015 Equity Incentive Plan. The Committee concluded that in order to conserve cash, align incentives and provide consistency with respect to Director compensation, it would be advisable and in the best interests of the Company to provide for a uniform, annual equity award to each non-employee Director. The Committee further determined that in order to appropriately incentivize the Directors, the exercise provisions of each outstanding option award to the non-employee Directors should be amended to make the exercise period coterminous with the term of the options, and that the term of any such award that is less than ten years should be extended to equal ten years. Therefore, it was resolved that each non-employee Director will be granted non-qualified stock options under the Company’s 2015 Equity Incentive Plan to purchase 50,000 shares of the Company’s common stock, which options will be granted annually on or about the date of the Company’s annual stockholders meeting, be exercisable at a price equal to the closing price of the Company’s common stock, as reported by NASDAQ, on the date of grant, and vest in two equal installments occurring six months and 12 months following the date of grant, subject to continued service as a Director. It was further resolved that each outstanding option award to a non-employee Director should be amended to make the exercise period coterminous with the term of the options, and that the term of any such award that is less than ten years should be extended to equal ten years.

Transactions with Related Parties

Policies and Procedures for Related Party Transactions. As set forth in our audit committee charter, our audit committee is responsible for reviewing and approving, in accordance with the Company’s Related Party Transaction Policy, any proposed transaction between the Company and any related party as defined by applicable law, the SEC rules and the Nasdaq Rules, which consist of all transactions and series of similar transactions to which we were a party or will be a party and in which any of our directors, executive officers and holders of more than 5% of our voting securities and their respective affiliates has a direct or indirect material interest. As used in this section, the terms “related person” and “transaction” have the meanings set forth in Item 404(a) of Regulation S-K under the Securities Act. In the course of its review and approval of transactions with related persons, the audit committee considers:

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· the nature of the related person’s interest in the transaction;

· the material terms of the transaction, including the amount involved and the type of the transaction;

· the importance of the transaction to the related person and to XBiotech;

· whether the transaction would impair the judgment of a director or executive officer to act in our best interest and the best interest of our stockholders; and

· any other matters the audit committee deems appropriate.

Any member of the audit committee who is a related person with respect to a transaction under review will not be able to participate in the discussions or vote on the approval or ratification of the transaction, other than to provide all material information regarding the transaction, including information regarding the extent of the member’s interest in the transaction, to the audit committee. However, such a director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction. Any material changes to the terms of, or any renewal of, any of these transactions will also require the same approval. If a related party transaction will be ongoing, the audit committee may establish guidelines or other parameters or conditions relating to our participation in the transaction. The audit committee may from time to time pre-approve types or categories of transactions by related persons but we have no such pre-approved types or categories of transactions at this time.

Related Transactions. Since January 1, 2013, we have not been a party, to any transaction or series of transactions in which the amount involved exceeds $120,000, in which any of our directors, executive officers, or holders of more than 5% of our shares, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than compensation arrangements which are described under the sections of this proxy captioned “Director Compensation” and “Executive Compensation.”

Related Person Transaction Policy. We have adopted a formal, written policy, which became effective as of February 2015, that our executive officers, directors (including director nominees), holders of more than 5% of any class of our voting securities, and any member of the immediate family of or any entities affiliated with any of the foregoing persons, are not permitted to enter into a related party transaction with us without the prior approval or, in the case of pending or ongoing related party transactions, ratification of our audit committee. For purposes of our policy, a related party transaction is a transaction, arrangement or relationship where we were, are or will be involved and in which a related party had, has or will have a direct or indirect material interest, other than transactions available to all of our employees.

Indemnification Agreements and Directors’ and Officers’ Liability Insurance. We have entered into indemnification agreements with our directors in addition to the indemnification provided for under the British Columbia Business Corporations Act (BCBCA) and in our articles. These agreements, among other things, require us to indemnify our directors for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director in any action or proceeding arising out of their services as one of our directors or any other company or enterprise to which the person provides services at our request. We believe that these indemnification agreements are necessary to attract and retain qualified persons as directors.

Requirements under the British Columbia Business Corporations Act. Pursuant to the BCBCA, directors and officers are required to act honestly and in good faith with a view to the best interests of the company. Under the BCBCA, subject to certain limited exceptions, a director who holds a disclosable interest in a material contract or transaction is not entitled to vote on any director’s resolution approving such contract or transaction. A director or senior officer, with certain exceptions, has a disclosable interest in a contract or transaction if:

(a) the contract or transaction is material to the company;

(b) the company has entered, or proposes to enter, into the contract or transaction;

(c) either of the following applies to the director or senior officer:

(i) the director or senior officer has a material interest in the contract or transaction;

(ii) the director or senior officer is a director or senior officer of, or has a material interest in, a person who has a material interest in the contract or transaction.

As required under the NASDAQ Stock Market (“NASDAQ”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.

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Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following three directors are independent directors within the meaning of the applicable NASDAQ listing standards: Dr. Bonanni, Mr. McKenzie and Dr. Vasella. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other annual meeting materials to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are XBiotech Inc. stockholders will be “householding” the Company’s proxy materials. A single Notice will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice or set of annual meeting materials, please notify your broker or XBiotech Inc. Direct your written request to XBiotech Inc., Attn: Director of Investor Relations, 8201 E. Riverside Dr. Bldg. 4, Ste. 100, Austin, TX 78744, or contact our Director of Investor Relations at XBiotech Inc. by telephone at (512) 386-2930. Stockholders who currently receive multiple Notices at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

John Simard
President & CEO

April 29, 2016

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2015 is available without charge upon written request to: Corporate Secretary, XBiotech Inc., 8201 E. Riverside Dr. Bldg. 4, Ste. 100 Austin, TX 78744.

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**ANNUAL MEETING OF XBIOTECH INC.**

**Date:** June 20, 2016
**Time:** 10:00 A.M. (Central Daylight Time)
**Place:** 8201 E. Riverside Dr., Bldg. 4, Ste. 100, Austin, TX 78744

**Please make your marks like this:** ☒ **Use dark black pencil or pen only**

Board of Directors Recommends a Vote **FOR** each nominee for director and FOR proposal 2.

**1:** Election of Directors

| | For | Withhold | Directors Recommend |
|---|---|---|---|
| 01 John Simard | ☐ | ☐ | For |
| 02 Dr. Fabrizio Bonanni | ☐ | ☐ | For |
| 03 W. Thorpe McKenzie | ☐ | ☐ | For |
| 04 Dr. Daniel Vasella | ☐ | ☐ | For |

**To attend the meeting and vote your shares in person, please mark this box.** ☐

**Authorized Signatures - This section must be completed for your Instructions to be executed.**

Please Sign Here ____________ Please Date Above ____________

Please Sign Here ____________ Please Date Above ____________

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

← Please separate carefully at the perforation and return just this portion in the envelope provided. ←

# Annual Meeting of XBiotech Inc.
# to be held on Monday, June 20, 2016
# for Holders as of April 21, 2016

**This proxy is being solicited on behalf of the Board of Directors**

**VOTE BY:**

**INTERNET**

Go To
**www.proxypush.com/xbit**
- Cast your vote online.
- View Meeting Documents.

**OR**

**TELEPHONE**

Call
**866-243-5061**
- Use any touch-tone telephone.
- **Have your Proxy Card/Voting Instruction Form ready.**
- Follow the simple recorded instructions.

**OR**

**MAIL**

- Mark, sign and date your Proxy Card/Voting Instruction Form.
- Detach your Proxy Card/Voting Instruction Form.
- Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

The undersigned hereby appoints John Simard and Queena Han, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of XBiotech Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES IN ITEM 1 AND FOR THE PROPOSAL IN ITEM 2.

**All votes must be received by 5:00 P.M., Eastern Time, June 19, 2016**

**PROXY TABULATOR FOR**

**XBIOTECH INC.**
**P.O. BOX 8016**
**CARY, NC 27512-9903**

**EVENT #**

**CLIENT #**

28

29